Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Dollar amounts presented in thousands, except share and per share data)

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effect of the acquisition by Sunworks Inc. a Delaware corporation (the “Company”) of Solcius, LLC., a California LLC (“Solcius”). On April 8, 2021, The Company, through its operating subsidiary Sunworks United Inc., a California corporation (“Buyer”), acquired all of the issued and outstanding membership interests (the “Acquisition”) of Solcius from Solcius Holdings, LLC (“Seller”). Located in Provo, Utah, Solcius is a full-service, residential solar systems provider. The Acquisition was consummated on April 8, 2021 pursuant to a Membership Interest Purchase Agreement, dated as of April 8, 2021 (the “Purchase Agreement”), by and between Buyer and Seller. The purchase price for Solcius consisted of $51,750 in cash, subject to post-closing adjustments related to working capital, cash, indebtedness and transaction expenses. As a result of the Acquisition, Solcius became a wholly owned subsidiary of the Company.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, which is referred to herein as “U.S. GAAP.” Under the acquisition method, the assets and liabilities of Solcius are generally recorded by the Company at their respective fair values as of the date the acquisition was completed based upon a preliminary valuation using information known and knowable as of the date of this filing. The unaudited pro forma condensed combined balance sheet data as of March 31, 2021 gives effect to the acquisition as if it had occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 give effect to the Company’s results of operations as if the acquisition had occurred on January 1, 2020.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been derived from and should be read in conjunction with the historical audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2020 and the historical audited financial statements of Solcius for the year ended December 31, 2020 (which are included as Exhibit 99.1 to this Current Report on Form 8-K/A). The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and unaudited pro forma condensed combined balance sheet as of March 31, 2021 have been derived from and should be read in conjunction with the historical unaudited condensed consolidated financial information of the Company as of and for the three months ended March 31, 2021 contained in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021. Solcius was privately owned and its balance sheet as of March 31, 2021 and its operating results for the three months ended March 31, 2021 are not required to be included in any current or previous public filing.

The unaudited pro forma condensed combined financial information set forth below gives the estimated effect to the completion of the acquisition, with Solcius Holdings, LLC’s members receiving $51,750 in cash for all of the issued and outstanding membership interests in Solcius.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma condensed combined financial information. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. Under the acquisition method of accounting under U.S. GAAP, assets acquired and liabilities assumed are generally recorded at their respective fair values as of the date the acquisition is completed. For pro forma purposes, the fair value of Solcius’ tangible and identifiable intangible assets acquired and liabilities assumed were based on a preliminary estimate of fair value as of the acquisition date. Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed was recognized as goodwill. Preliminary fair value estimates of assets and liabilities may change as additional information becomes available and such changes could be material.

The unaudited pro forma condensed combined financial information has been prepared by management. The pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have been realized had the acquisition of Solcius occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the Company will experience after the acquisition. In addition, the accompanying unaudited pro forma condensed combined statement of operations does not include any expected cost savings, operating synergies, or revenue enhancements, which may be realized subsequent to the acquisition. No material transactions existed between the Company and Solcius during the pro forma periods.

Sunworks, Inc. Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

	Historical
(in thousands)	Sunworks, Inc.	Solcius, LLC	Transaction accounting adjustments	Note reference	Pro forma combined
Assets

Current assets:
Cash and cash equivalents	$82,409	$7,276	$(57,704)	5a, 5e	$31,981
Restricted cash	348	-	-		348
Accounts receivable, net	3,894	1,885	(2)	5d	5,777
Inventory	1,469	3,762	-		5,231
Contract assets	2,200	7,343	-		9,543
Prepaid and other current assets	1,278	1,464	(99)	5d	2,643
Total current assets	91,598	21,730	(57,805)		55,523

Property and equipment, net	148	1,435	-		1,583
Operating lease right-of-use asset	726	1,896	-		2,622
Deposits	65	622	(531)	5d	156
Intangible assets	-	-	15,600	5c	15,600
Goodwill	5,464	-	32,040	5f	37,504
Total assets	$98,001	$25,683	$(10,696)		$112,988

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$8,563	$7,390	$34	5b, 5d	$15,987
Contract liabilities	6,362	4,720	-		11,082
Customer deposits	89	-	-		89
Operating lease liability, current portion	382	492	-		874
Capital lease liability, current portion	-	463	-		463
Paycheck Protection Program loan payable, current portion	1,260	-	-		1,260
Total Current Liabilities	16,656	13,065	34		29,755

Long-Term Liabilities:
Operating lease liability, net of current portion	344	1,404	-		1,748
Capital lease liability, net of current portion		484	-		484
Paycheck Protection Program loan payable, net of current portion	1,587	-	-		1,587
Warranty liability	1,161	-	-		1,161
Total Long-Term Liabilities	3,092	1,888	-		4,980
Total Liabilities	19,748	14,953	34		34,735

Commitments and contingencies

Equity:
Preferred stock	-	-	-		-
Common stock	27	-	-		27
Additional paid-in capital	171,674	-	-		171,674
(Accumulated deficit) member’s equity	(93,448)	10,730	(10,730)	5g	(93,448)
Total Equity	78,253	10,730	(10,730)		78,253

Total Liabilities and Equity	$98,001	$25,683	$(10,696)		$112,988

See accompanying notes.

Sunworks, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2021

	Historical
(in thousands, except per share data)	Sunworks, Inc.	Solcius, LLC	Transaction accounting adjustments	Note reference	Pro forma combined
Revenue	$6,169	$24,643	$-		$30,812
Cost of goods sold	6,078	10,080	-		16,158
Gross Profit	91	14,563	-		14,654
Operating Expenses:			-
Selling and marketing	1,231	9,734	-		10,965
General and administrative	3,452	3,652	(710)	6a	6,394
Stock-based compensation	151	-	-		151
Depreciation and amortization	65	183	1,047	6b	1,295
Total Operating Expenses	4,899	13,569	337		18,805
Operating Income (Loss)	(4,808)	994	(337)		(4,151)

Other (Expense) Income
Other income, net	4	1	-		5
Gain on sale of assets	-	33	-		33
Interest expense	(9)	(10)	-		(19)
Total Other Income (Expense), net	(5)	24	-		19
Income (Loss) Before Income Taxes	(4,813)	1,018	(337)		(4,132)
Income Tax Expense	-	-	-		-
Net Income (Loss)	$(4,813)	$1,018	$(337)		$(4,132)

LOSS PER SHARE
Basic	$(0.19)				$(0.16)
Diluted	$(0.19)				$(0.16)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	25,233,586				25,233.586
Diluted	25,233,586				25,233,586

See accompanying notes.

Sunworks, Inc. Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

	Historical
(in thousands, except per share data)	Sunworks, Inc. after reclassifications (Note 4)	Solcius, LLC	Transaction accounting adjustments	Note reference	Pro forma combined
Revenue	$37,913	$93,464	$-		$131,377
Cost of goods sold	29,902	38,433	-		68,335
Gross Profit	8,011	55,031	-		63,042
Operating Expenses:
Selling and marketing	5,646	38,414	-		44,060
General and administrative	13,116	13,106	200	6c	26,422
Goodwill impairment	4,000	-	-		4,000
Stock-based compensation	147	-	4,099	6c	4,246
Depreciation and amortization	337	724	6,187	6b	7,248
Total Operating Expenses	23,246	52,244	10,486		85,976
Operating Income (Loss)	(15,235)	2,787	(10,486)		(22,934)

Other (Expense) Income
Other income, net	10	3,407	-		3,417
Loss on sale of assets	-	(56)	-		(56)
Interest expense	(714)	(50)	-		(764)
Total Other Income (Expense), net	(704)	3,301	-		2,597
Income (Loss) Before Income Taxes	(15,939)	6,088	(10,486)		(20,337)
Income Tax Expense	-	-	-		-
Net Income (Loss)	(15,939)	6,088	(10,486)		(20,337)
Deemed dividend on repricing of warrants	(60)	-	-		(60)
Net Income (Loss) available to common shareholders	$(15,999)	$6,088	$(10,486)		$(20,397)

LOSS PER SHARE
Basic	$(1.03)				$(1.31)
Diluted	$(1.03)				$(1.31)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	15,600,455				15,600,455
Diluted	15,600,455				15,600,455

See accompanying notes.

Note 1 – Description of the Transaction

(all numbers in thousands, except share and per share data)

On April 8, 2021, Sunworks, Inc., a Delaware corporation (“Sunworks” or “Company”), through its operating subsidiary Sunworks United Inc., a California corporation (“Buyer”), acquired all of the issued and outstanding membership interests (the “Acquisition”) of Solcius LLC, a California limited liability company (“Solcius”), from Solcius Holdings, LLC (“Seller”). Located in Provo, Utah, Solcius is a full-service, residential solar systems provider.

The Acquisition was consummated on April 8, 2021 pursuant to a Membership Interest Purchase Agreement, dated as of April 8, 2021 (the “Purchase Agreement”), by and between Buyer and Seller. The purchase price for Solcius consisted of $51,750 in cash, subject to post-closing adjustments related to working capital, cash, indebtedness and transaction expenses. The board of directors of the Company approved the Purchase Agreement and the transactions contemplated thereby. The Purchase Agreement contains customary representations and warranties as well as indemnification obligations by Seller, on the one hand, and by Buyer, on the other hand, to each other. In addition, the Purchase Agreement contains, among other customary restrictive covenants, (i) a three-year covenant not to compete by Seller, directly or indirectly, against Solcius, and (ii) a three-year covenant not to solicit by Seller, directly or indirectly, any person employed by Solcius, without the written consent of Buyer.

In addition to equity grants that may be approved by the Sunworks Board of Directors under the Sunworks stock incentive plan, Sunworks issued an aggregate of 77,500 restricted stock units and 260,000 incentive stock options to certain employees of Solcius in connection with the commencement of their employment with Sunworks.

Note 2 – Basis of Presentation

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Solcius as if the acquisition occurred on March 31, 2021. The pro forma adjustments required to reflect the acquired assets and assumed liabilities of Solcius are based on the estimated fair value of Solcius’ assets and liabilities as March 31, 2021, seven days prior to the closing date of the acquisition. The pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 give effect to the Solcius acquisition as if it occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting under U.S. GAAP and was based on the historical financial information of the Company and Solcius. The acquisition method of accounting requires, among other things, that assets acquired and liabilities assumed in a business combination be generally recognized at their fair values as of the acquisition date. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are those necessary to account for the acquisition.

Fair value is defined as the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants. As a result, The Company may be required to record assets that are not intended to be used or sold and/or to value assets at fair value measurements that do not reflect the Company’s intended use for those assets. Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could lead to different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Note 3 – Accounting Policies

During preparation of the unaudited pro forma condensed combined financial information, The Company’s management has performed a preliminary analysis of accounting practices and policies used in the normal course of business and is not aware of any material differences in accounting practices or policies, except as discussed below.

On September 29, 2020 Solcius requested forgiveness of its entire $3,197 Paycheck Protection Program (“PPP”) loan through the Small Business Administration. Solcius management believes they have complied with all requirements of the PPP loan program and received preliminary acknowledgement from the issuing bank’s underwriters that Solcius will likely qualify for full forgiveness, pending final SBA approval during 2021. Solcius recorded the entire loan amount as if forgiven as other income in its financial statements for the year ended December 31, 2020 in order to align the recognition of the forgiveness in the same period the eligible offsetting expenses were incurred.

Solcius’ approach to the PPP loan forgiveness differs from the approach Sunworks has used. While Sunworks believes that its application for full forgiveness of its $2,848 PPP loan will also qualify for full forgiveness, its PPP loan balance of $2,848 remains a liability until final notification of forgiveness is received at which time the forgiven balance will be recognized as other income during 2021.

This unaudited pro forma condensed combined financial information assumes no material differences in accounting policies between the two companies after considering the pro forma reclassifications detailed in Note 4. The Company’s management will conduct a final review of Solcius’ accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Solcius’ results of operations or reclassification of assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of this review, the Company’s management may identify differences that, when adjusted or reclassified, could have a material impact on this unaudited pro forma condensed combined financial information.

Note 4 – Reclassification of Sunworks’ Historical Financial Information

Certain reclassifications have been made to historical financial statements of Sunworks as follows for the year ended December 31, 2020.

Shown below are the reclassifications included in the unaudited pro forma condensed combined statements of operations.

	For the year ended December 31, 2020
(in thousands)	Sunworks before reclassification	Reclassifications	Sunworks after reclassification	Note reference
Revenue	$37,913	$-	$37,913
Cost of goods sold	32,645	(2,743)	29,902	(a)
Gross Profit	5,268	2,743	8,011
Operating Expense		-
Selling and marketing	2,903	2,743	5,646	(a)
General and administrative	13,116	-	13,116
Goodwill impairment	4,000	-	4,000
Stock-based compensation	147	-	147
Depreciation and amortization	337	-	337
Total Operating Expense	20,503	(2,743)	23,246
Operating Income (Loss)	(15,235)	-	(15,235)

Other (Expense) Income
Other income (expense), net	10	-	10
Gain (loss) on sale of assets	-	-	-
Interest expense	(714)	-	(714)
Total Other Expense, net	(704)	-	(704)
Loss Before Income Taxes	(15,939)		(15,939)
Income Tax Expense	-	-	-
Net Loss	$(15,939)	$-	$(15,939)

(a)	Represents third-party sales commissions of $2,080 and customer bank financing fees of $663 that have been reclassified from cost of goods sold to selling and marketing.

Note 5 – Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments to record assets acquired and liabilities assumed at their fair values are preliminary estimates. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of Solcius’ tangible and intangible assets acquired and liabilities assumed. The final valuation of assets acquired and liabilities assumed may be materially different than the estimated values assumed in the unaudited pro forma condensed combined financial information.

At this time, The Company does not have sufficient information necessary to make a reasonable preliminary estimate of the fair value of Solcius’ legal and other contingencies and uncertain tax positions. Therefore, no adjustment has been recorded to modify the current book values for these items.

The consideration transferred and estimated fair value of assets acquired and liabilities assumed as if the acquisition date was March 31, 2021 is presented as follows.

(in thousands)	Amount	Note reference
Consideration transferred:
Cash consideration for all membership interests	$51,704	(a)
Settlement of net working capital	396	(b)
Total consideration transferred	$52,100

Recognized amounts of identifiable assets acquired and liabilities assumed:
Net fair value of tangible assets acquired	$10,730	(g)
Identifiable intangible assets at fair value	15,600	(c)
Transfer prepaid captive insurance to Solcius Holdings	(101)	(d)
Transfer captive insurance deposit to Solcius Holdings	(531)	(d)
Transfer captive insurance liability to Solcius Holdings	362	(d)
Cash distribution to sellers not included in working capital	(6,000)	(e)
Total recognized amounts of identifiable assets acquired, net	20,060
Goodwill	$32,040	(f)

(a)	Represents cash consideration transferred of $51,704 for all Solcius membership interest issued and outstanding at closing on April 8, 2021. The consideration transferred consisted of cash on hand.

(b)	Reflects the estimated net working capital settlement owed to seller. Network working capital exceed the target working capital of $3,400 by approximately $396.

(c)	Reflects the estimated fair value adjustment related to the identifiable intangible assets acquired, which consist of the following:

As of
(in thousands)	March 31, 2021
Identifiable intangible assets:
Trademarks	$5,200
Backlog of projects	2,000
Covenant not-to-compete	2,400
Software	3,400
Dealer relationships	2,600
Pro forma adjustment for estimated fair value of identifiable intangible assets	$15,600

Currently, the Company does not have sufficient information as to the amount, timing and risk of cash flows of all of the acquired intangible assets. Some of the more significant assumptions inherent in the development of intangible asset fair values. These assumptions will be adjusted accordingly, if the final identifiable intangible asset valuation generates results, including corresponding useful lives and related amortization methods, that differ from the pro forma estimates or if the above scope of intangible assets is modified. The final valuation will be completed within one year from the acquisition date.

(d)	Solcius was a member of a business insurance captive. The captive insurance relationship ended with the associated deposits, prepaid assets and liabilities related to the captive membership being retained by the Seller, Solcius Holdings. This reflects the adjustments required to remove the deposits, prepaid assets and liabilities from the accounts of Solcius LLC as of March 31, 2021.

(e)	Prior to the April 8, 2021 closing, $6,000 of cash on hand was transferred to Solcius Holdings pursuant to cash on hand being excluded from the Acquisition assets.

(f)	Goodwill is calculated as the difference between the estimated fair value of the consideration transferred and the values assigned to the tangible and identifiable intangible assets acquired and liabilities assumed.

(g)	Represents the elimination of Solcius’ historical member equity.

Note 6 – Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

(a)	The Company recorded estimated acquisition-related transaction costs of $710 in its operating results reported on Form 10-Q for the three months ended March 31, 2021. The unaudited pro forma condensed combined operating statement for the three months ended March 31, 2021 shows these transaction costs as a reduction in general and administrative expenses. Solcius had no such expenses during that same three-month period.

(b)	Acquired in the purchase of Solcius were identified intangible assets with an estimated fair value of $15,600 with estimated useful lives ranging from nine (9) months to ten (10) years. (See Note 5 (c)). The definite-lived intangibles are being amortized on a straight-line basis. The additional pro forma amortization for 2020 is $6,187 and included in depreciation and amortization in the unaudited pro forma condensed operating statement. The pro forma amortization for the three months of 2021 is estimated at $1,047.

Identifiable intangible assets:	Estimated Fair Value	Estimated Useful Life	Pro forma 2020 Amortization	Pro forma Q1 2021 Amortization
Trademarks	$5,200	10 Years	$520	$130
Backlog of projects	$2,000	9 Months	$2,000	-
Covenant not-to-compete	$2,400	36 Months	$800	$200
Software	$3,400	36 Months	$1,133	$283
Dealer relationships	$2,600	18 Months	$1,733	$434
Totals	$15,600		$6,187	$1,047

(c)	As part of the Acquisition, 77,500 restricted stock units (“RSU”) were issued to key employees as retention bonuses. The RSUs vest over 12 months from the date of issuance and have a fair market value of $12.15 per share or an estimated value of $942. Additionally, incentive stock options to purchase 260,000 shares were issued to key employees with a total calculated Black-Scholes option value of $3,157 vesting in 12 months from the date of issuance. There is also a combined total of $200 in cash bonuses payable on the one-year anniversary of the transaction to two key employees. To account for the RSUs and options, $4,099 in additional stock-based compensation expense has been included in the pro forma operating statement for the year ended December 31, 2020. As all retention incentives are earned within the first 12 months, no such retention expense is included in pro forma operating statement for the three months ended March 31, 2021.